TheStreet Reports Third Quarter 2012 Results

NEW YORK (November 8, 2012) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the third quarter of 2012.  The Company reported revenue of $11.6 million, a net loss of $4.2 million and Adjusted EBITDA(1) of $1.0 million for the quarter.

In September, TheStreet acquired The Deal, a digital subscription platform that delivers sophisticated coverage of the mergers and acquisitions environment.  These earnings results include 19 days of The Deal’s operations.

Revenue for the third quarter decreased 19% compared to the same period last year. Subscription Services revenue was $9.1 million for the third quarter, a decrease of 9% compared to the prior year period.  Media revenue was $2.5 million for the third quarter, a decrease of 43% compared to the prior year period.

Operating expenses in the third quarter were $15.9 million, a decrease of 0.5% as compared to the prior year period.  Excluding $3.1 million related to restructuring and the disposition of assets, which were primarily associated with the acquisition of The Deal, operating expenses declined 20% compared to the prior year period.

Adjusted EBITDA was $1.0 million in the third quarter, as compared to $0.5 million in the prior year period.

“By generating $1.0 million in Adjusted EBITDA, the largest quarterly amount in 2012, we are executing a successful turnaround and setting the stage for growth,” said Elisabeth DeMarse, Chairman, President and Chief Executive Officer. “We continue to focus on cost containment and have a strong control over operating expenses.  As a result, we reduced ongoing operating expenses by 20% from Q3 2011 and 4% from Q2 2012.  We are guided by our vision of building a profitable media company and continue to invest in our lucrative subscription businesses, including The Deal, and expand our reach into the institutional market.  Our unique business model allows us to monetize our free site with subscriptions and advertising.”

Selected Operating Results of Third Quarter 2012

•	Average monthly unique visitors to the Company’s network of sites, as measured internally, increased approximately 30% as compared to the prior year period(2).
•	Average revenue per user increased 7.6% as compared to the prior year period (2).
•	Average monthly churn decreased to 2.6% from 2.7% in the prior year period and 3.9% in the second quarter of 2012(2) (3).
•	Subscription Services bookings decreased 10% as compared to the prior year period.
•	The average number of paid subscriptions was 74,855 for the quarter (2).

The Company’s net loss was $4.2 million in the third quarter of 2012 as compared to a net loss of $1.5 million in the third quarter of 2011.  Excluding the restructuring charge and the loss from disposition of assets of $3.1 million, net loss from ongoing operations was $1.2 million, an improvement of 22% compared to the prior year period.  The Company reported basic and diluted net loss per share attributable to common stockholders of $0.13 in the third quarter of 2012, as compared to $0.05 in the third quarter of 2011.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $61.5 million.

Additionally, the Company continued the suspension of its dividend for the fourth quarter 2012.

Conference Call Information

TheStreet will discuss its financial results for the third quarter today at 4:30 p.m. ET.

To participate in the call, please dial 800-649-5127 (domestic) or 914-495-8549 (international).  The passcode for the call is 44045610.  This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately ninety calendar days.

About TheStreet

TheStreet, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels. The Company's network of brands includes: TheStreet, RealMoney, RealMoney Pro, The Deal, Stockpickr, Action Alerts PLUS, Options Profits, Chat on TheStreet, MainStreet and Rate-Watch. For more information on TheStreet's business, visit www.t.st. For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms. For more information on The Deal, visit www.thedeal.com.

The TheStreet, Inc. logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=11420.

 (1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow."  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation, restructuring and other charges affecting comparability.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  "Free cash flow" means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

(2) Calculation excludes the impact of The Deal.

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
Thomas Etergino
Executive Vice President, Chief Financial Officer
TheStreet, Inc.
212-321-5234
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2012	December 31,2011
Current Assets:
Cash and cash equivalents	$19,669,082	$44,865,191
Marketable securities	17,127,107	20,895,238
Accounts receivable, net of allowance for doubtful
accounts of $154,175 at September 30, 2012 and $158,870 at
December 31, 2011	4,831,404	6,225,424
Other receivables	1,174,407	356,219
Prepaid expenses and other current assets	1,553,959	1,421,955
Restricted cash	660,370	660,370
Total current assets	45,016,329	74,424,397

Property and equipment, net of accumulated depreciation
and amortization of $15,894,017 at September 30, 2012
and $13,466,365 at December 31, 2011	6,610,318	8,494,648
Marketable securities	22,715,811	7,894,365
Other assets	110,780	172,055
Goodwill	25,726,239	24,057,616
Other intangibles, net of accumulated amortization of $6,164,272
at September 30, 2012 and $5,529,730 at December 31, 2011	11,562,593	5,370,135
Restricted cash	1,301,000	1,000,000
Total assets	$113,043,070	$121,413,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,223,595	$2,305,589
Accrued expenses	6,750,030	7,970,802
Deferred revenue	20,862,328	17,625,666
Other current liabilities	986,431	509,214
Total current liabilities	30,822,384	28,411,271
Deferred tax liability	288,000	288,000
Other liabilities	4,735,702	4,569,497
Total liabilities	35,846,086	33,268,768

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at September 30, 2012 and December 31, 2011;
the aggregate liquidation preference totals $55,000,000 as of
September 30, 2012 and December 31, 2011	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 39,625,079 shares issued and 32,877,360
shares outstanding at September 30, 2012, and 38,461,595
shares issued and 32,131,188 shares outstanding at
December 31, 2011	396,251	384,616
Additional paid-in capital	270,374,962	270,230,246
Accumulated other comprehensive income	(129,153)	(394,600)
Treasury stock at cost; 6,747,719 shares at September 30, 2012
and 6,330,407 shares at December 31, 2011	(11,840,818)	(11,010,149)
Accumulated deficit	(181,604,313)	(171,065,720)
Total stockholders' equity	77,196,984	88,144,448

Total liabilities and stockholders' equity	$113,043,070	$121,413,216

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenue:
Subscription services	$ 9,101,050	$ 9,994,184	$ 27,140,853	$ 29,678,616
Media	2,496,705	4,346,907	9,753,885	13,812,144
Total net revenue	11,597,755	14,341,091	36,894,738	43,490,760

Operating expense:
Cost of services	5,699,275	6,274,741	17,834,336	20,036,270
Sales and marketing	2,717,794	4,640,908	10,076,902	13,122,182
General and administrative	3,143,160	3,750,475	10,242,852	12,159,579
Depreciation and amortization	1,295,197	1,326,484	3,740,649	4,492,525
Restructuring and other charges	3,046,104	-	6,039,797	-
Loss (gain) on disposition of assets	14,011	-	(205,989)	-
Total operating expense	15,915,541	15,992,608	47,728,547	49,810,556
Operating loss	(4,317,786)	(1,651,517)	(10,833,809)	(6,319,796)
Net interest income	91,271	155,123	295,216	529,898
Loss from continuing operations before income taxes	(4,226,515)	(1,496,394)	(10,538,593)	(5,789,898)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(4,226,515)	(1,496,394)	(10,538,593)	(5,789,898)
Discontinued operations:
Loss from discontinued operations	-	(46)	-	(1,798)
Net loss	(4,226,515)	(1,496,440)	(10,538,593)	(5,791,696)
Preferred stock cash dividends	-	96,424	192,848	289,272
Net loss attributable to common stockholders	$ (4,226,515)	$ (1,592,864)	$ (10,731,441)	$ (6,080,968)

Basic and diluted net loss per share:
Loss from continuing operations	$ (0.13)	$ (0.05)	$ (0.32)	$ (0.18)
Loss from discontinued operations	-	(0.00)	-	(0.00)
Net loss	(0.13)	(0.05)	(0.32)	(0.18)
Preferred stock dividends	-	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$ (0.13)	$ (0.05)	$ (0.33)	$ (0.19)

Weighted average basic and diluted shares outstanding	32,848,076	31,994,227	32,648,487	31,933,296

Net loss	$ (4,226,515)	$ (1,496,440)	$ (10,538,593)	$ (5,791,696)
Net interest income	(91,271)	(155,123)	(295,216)	(529,898)
Depreciation and amortization	1,295,197	1,326,484	3,740,649	4,492,525
EBITDA	(3,022,589)	(325,079)	(7,093,160)	(1,829,069)
Restructuring and other charges	3,046,104	-	6,039,797	-
Stock based compensation	565,601	736,198	1,632,405	2,166,161
Loss (gain) on disposition of assets	14,011	-	(205,989)	-
Transaction related costs	443,318	84,173	518,647	419,568
Adjusted EBITDA	$ 1,046,445	$ 495,292	$ 891,700	$ 756,660

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$ (10,538,593)	$ (5,791,696)
Loss from discontinued operations	-	1,798
Loss from continuing operations	(10,538,593)	(5,789,898)
Adjustments to reconcile loss from continuing operations
to net cash (used in) provided by operating activities:
Stock-based compensation expense	1,632,405	2,166,161
Provision for doubtful accounts	100,887	133,089
Depreciation and amortization	3,740,649	4,492,525
Restructuring and other charges	1,396,695	-
Deferred rent	(239,968)	742,447
Noncash barter activity	126,940	-
Gain on disposition of assets	(205,989)	-
Changes in operating assets and liabilities:
Accounts receivable	2,058,490	1,538,860
Other receivables	(502,866)	(272,110)
Prepaid expenses and other current assets	(334,508)	(160,091)
Other assets	40,601	5,119
Accounts payable	(473,986)	(420,271)
Accrued expenses	(1,531,416)	(1,074,228)
Deferred revenue	(1,139,243)	1,948,915
Other current liabilities	113,626	10,609
Net cash (used in) provided by continuing operations	(5,756,276)	3,321,127
Net cash used in discontinued operations	-	(3,669)
Net cash (used in) provided by operating activities	(5,756,276)	3,317,458

Cash Flows from Investing Activities:
Purchase of marketable securities	(41,151,130)	(24,854,469)
Sale and maturity of marketable securities	30,363,261	39,603,926
Capital expenditures	(915,263)	(1,475,768)
Proceeds from the disposition of assets	222,300	-
Purchase of The Deal, LLC	(5,430,063)	-
Sale of Promotions.com	-	265,000
Net cash (used in) provided by investing activities	(16,910,895)	13,538,689

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(1,640,421)	(2,595,645)
Cash dividends paid on preferred stock	(192,848)	(289,272)
Proceeds from the sale of common stock	135,000	-
Purchase of treasury stock	(830,669)	(351,316)
Net cash used in financing activities	(2,528,938)	(3,236,233)
Net (decrease) increase in cash and cash equivalents	(25,196,109)	13,619,914
Cash and cash equivalents, beginning of period	44,865,191	20,089,660
Cash and cash equivalents, end of period	$ 19,669,082	$ 33,709,574

Supplemental disclosures of cash flow information:

Cash payments made for interest	$ -	$ -
Cash payments made for income taxes	$ -	$ -

Net loss	$ (10,538,593)	$ (5,791,696)
Noncash expenditures	6,551,619	7,534,222
Changes in operating assets and liabilities	(1,769,302)	1,574,932
Capital expenditures	(915,263)	(1,475,768)
Free cash flow	$ (6,671,539)	$ 1,841,690